  EXHIBIT 3.02
                           CERTIFICATE OF AMENDMENT
                                    TO THE
                          CERTIFICATE OF INCORPORATION
                                     OF
                          COMMERCE CENTERS CORPORATION

    Pursuant to the provisions of Section 242, of the General Corporation Laws of the State of Delaware, Commerce Centers Corporation, a Delaware corporation, hereinafter referred to as the "Corporation," hereby adopts the following Certificate of Amendment to its Certificate of
  Incorporation:

  FIRST:  The name of the Corporation is Commerce Centers Corporation.

  SECOND: Article I of the Articles of Incorporation shall be amended to read as follows:

                                  Article I

    The name of the corporation is Skreem.com Corporation

  THIRD: Pursuant to a majority consent of the Corporation's shareholders, a plan of recapitalization was approved providing for a 3 for 5 reverse split of the issued and outstanding shares of common stock of the Corporation reducing the issued and outstanding shares of Common Stock of the Corporation to 12,525,600 The number of shares voted for the plan of recapitalization was 15,623,333 representing 74.84% of the issued and outstanding Common Stock, with no shares opposing or abstaining.

  FOURTH: By executing these Certificate of Amendment to the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that on April 4, 1999, the foregoing amendment to the Certificate of Incorporation of Commerce Centers Corporation, was authorized and approved pursuant to Section 242 of the General Corporation Laws of the State of Delaware by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Certificate of Incorporation was 20,876,000 of which 12,525,600 shares voted for, no shares voted against and no shares abstained from the foregoing amendment to the Certificate of Incorporation. No other class of shares was entitled to vote thereon as a class.

    DATED this  3    day of   May   , 1999
              -----       ---------


                                              /s/ signature
                                              ---------------------------
                                              Thomas Tedrow, President


                                              /s/ signature
                                              ---------------------------
                                             Jacob Nguyen, Secretary




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  State of Utah           )
                          :
  County of Salt Lake     )



  On this [sic] day of [sic], 1999, personally appeared before me, the undersigned, a notary public, Thomas Tedrow and Jacob Nguyen, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Certificate of Amendment to the Certificate of Incorporation and that the statements contained therein are true.


                WITNESS MY HAND AND OFFICIAL SEAL.


                     /S/[sic]
                     ----------------------------------
                     Notary Public